EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
T. Rowe Price Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-7012, No. 333-59714, No. 333-120882, No. 333-120883, No. 333-142092, No. 333-167317, No. 333-180904, No. 333-199560, No. 333-212705, and No. 333-217483) on Form S-8 of T. Rowe Price Group, Inc. of our reports dated February 16, 2018, with respect to the consolidated balance sheets of T. Rowe Price Group, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of T. Rowe Price Group, Inc.

/s/ KPMG LLP
Baltimore, MD
February 16, 2018